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                                                                      Exhibit q2

                                POWER OF ATTORNEY

         KNOW ALL BY THESE PRESENTS, that the undersigned constitutes and appoints Jeff B. Curtis as the undersigned's true and lawful attorney and agent, with full power of substitution and resubstitution for and in the name, place and stead of the undersigned, in any and all capacities, to sign the Registration Statement on Form N-1A for the registration of shares of Columbia Common Stock Fund, Inc., Columbia Special Fund, Inc., Columbia International Stock Fund, Inc., Columbia Growth Fund, Inc., Columbia Small Cap Fund, Inc., Columbia Daily Income Company, Columbia Fixed Income Securities Fund, Inc., Columbia Oregon Municipal Bond Fund, Inc., Columbia Balanced Fund, Inc., Columbia Real Estate Equity Fund, Inc., Columbia National Municipal Bond Fund, Inc., Columbia High Yield Fund, Inc., Columbia Technology Fund, Inc., Columbia Strategic Value Fund, Inc., Columbia Short Term Bond Fund, Inc., and CMC Fund Trust and any and all amendments (including post-effective amendments) thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each attorney and agent full power and authority to do any and all acts and things necessary or advisable to be done, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that the attorney and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.


Dated:  April 16, 2003



                                            /s/ CHARLES R. NELSON
                                          Charles R. Nelson